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                                                                  EXHIBIT 10.13


                  WORLDWIDE INTERCOMPANY MANAGEMENT SERVICES
                        AND TECHNICAL SUPPORT AGREEMENT


  THIS WORLDWIDE INTERCOMPANY MANAGEMENT SERVICES AGREEMENT (the "Agreement") is entered into as of the first day of August 22, 1996, by and between Top Tier Israel (1992) Ltd., a corporation duly organized and existing under the laws of Israel, with its principal office located at 4 Hacharashet Street, P.O. Box 2658, 3rd Floor, Ra'anana, Israel 43657 (hereinafter called "TTI"), and TopTier Software, Inc., a corporation duly organized and existing under the laws of Delaware, with its principal office located at 6203 San Ignatio Avenue, Suite 101 San Jose, California (hereinafter called "TopTier").

      WHEREAS TTI is a software engineering company with expertise in developing complex data navigation and acquisition software; and

      WHEREAS TopTier is a distribution company with expertise in marketing, sales, strategic planning and management, both within and without the United States; and

      WHEREAS TTI desires to focus on its core engineering competencies; and

      WHEREAS TopTier desires to provide management services to TTI in connection with TopTier's activities as a distributor of TTI software;

  NOW THEREFORE, IN CONSIDERATION of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

  (1) TopTier shall establish and maintain throughout the period this Agreement is effective, an office in California, which office shall be registered and operated in accordance with the laws and administrative regulations of California and of the U.S., and shall be comprised of such facilities and personnel as TTI from time to time may reasonably request (hereinafter called the "U.S. Office").

  (2) Throughout the period this Agreement is effective, TopTier shall cause the U.S. office to, and the U.S. office shall:

      (a) Keep TTI advised and informed regarding all matters worldwide which may be of reasonable interest or concern to TTI in connection with the carrying on of its business;

      (b) Perform such services as may reasonably be necessary, in the opinion of TTI, to maintain and promote the goodwill of TTI worldwide;

      (c) Investigate any new developments regarding the use worldwide of products which from time to time are manufactured or sold or are susceptible of being manufactured or sold by TTI;
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      (d) Gather and provide to TTI information, including financial information, concerning prospective customers of TTI worldwide, and market conditions generally;

      (e) Assist TTI in managing and developing the marketing and distribution of TTI products, including but not limited to: product marketing research and planning, marketing campaign planning and execution, planning and execution of advertising, informational and promotional activities, recruitment and management of marketing partners;

      (f) Assist TTI in developing and implementing the strategic plan of TTI;

      (g) Provide TTI with such legal, accounting, financial, human resources and other managerial services as TTI may from time to time reasonably request;

      (h) Provide TTI with such reports concerning the above matters as may from time to time be reasonably required by TTI;

      (i) Assist TTI with technical support and maintenance services related to maintenance services provided by TopTier. "Services" shall mean and include: (a) providing comprehensive advice, information and other technical support regarding the specifications, capabilities, performance, operations, application, installation and maintenance of the Products ("Technical Assistance"); (b) engaging in customer liaison and marketing support activities with respect to the Products; and (c) providing other support services reasonably requested by TTI. "Service/Maintenance Contract/Agreement" shall mean the written contract, purchase order or agreement pursuant to which a Customer contracts for the service and/or maintenance of the Products over a specified period of time.

      (j) Without limiting the generality of the foregoing, act on behalf of TTI in a liaison capacity and perform administrative and technical support and such other reasonable services worldwide as requested by TTI from time to time in connections with such projects, investigations and other business matters as may be designated by TTI from time to time;

  (3) TopTier shall not have any power or authority whatsoever to negotiate or conclude sales agreements or to sell products or services on behalf of TTI, but shall forthwith refer to TTI all inquires which TopTier may from time to time receive regarding the purchase of any services of TTI; and TopTier shall not have any power or authority whatsoever to negotiate, conclude or accept any contracts or agreements of any kind whatsoever on behalf of TTI, or in any other way legally bind or obligate TTI in any way whatsoever. Accordingly, in the performance of the services to be rendered hereunder, TopTier at all times shall act as a principal and an independent contractor and not in any respect as an agent, attorney, employee or representative of TTI; and TopTier at all times shall refrain from declaring or representing to any third party that TopTier is in any respect an agent, attorney, employee or representative of TTI. TopTier and TTI also acknowledge and agree that nothing in this Agreement shall be

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      construed to create a partnership, joint venture, or any other relationship between the parties which would entitle either party to receive a share of the other party's earnings or profits.

  (4) Unless otherwise agreed to by TopTier, throughout the period this Agreement is effective, TTI shall, and TTI shall cause the U.S. Office to, and the U.S. Office shall, refrain from performing any services of the kind described in Paragraph (2) hereof for any other supplier of products or services which may from time to time be competitive with the products or services of TopTier.

  (5) In consideration for the services to be performed by TopTier pursuant to this Agreement, TTI shall pay to TopTier, throughout the period this Agreement is effective, in the manner provided for in Paragraph (6) hereof, a monthly service fee calculated on the following basis:

      (a) An amount equal to all costs and expenses of TopTier, including, without limitation, overhead costs and expenses and the salaries, wages and employee benefit payments paid in respect of the manager and other employees of TopTier, reasonably and properly incurred by TopTier in the performance of the services to be provided by it hereunder (and TopTier will convert all costs and expenses incurred and paid in local currency into U.S. dollars by using the exchange rate prevailing at the end of each calendar month and as reported as the New York trading rates in the Wall Street Journal); plus

      (b) An amount by way of profit which shall be such amount as may from time to time be mutually agreed upon by TopTier and TTI and which, until otherwise so agreed upon, shall be an amount equal to five percent of the amounts to be paid to TopTier by TopTier pursuant to Paragraph
          (5)(a) hereof.

  (6) (a) At the end of each calendar month throughout the period this Agreement is effective, TopTier shall cause to be prepared, in form reasonably satisfactory to TTI, and send to TTI a statement setting forth (i) an itemization of the costs and expenses referred to in Paragraph (5)(a) hereof which were actually incurred by TopTier during the calendar month so ending, and (ii) the amount of the monthly service fee due TopTier, calculated with respect to such calendar month as provided in Paragraph (5) hereof.

      (b) TTI shall pay to TopTier, within thirty days after receipt by TTI of such statement, the amount of the monthly service fee payable to TopTier with respect to the calendar month covered by such statement.

      (c) All payments to be made hereunder by TTI to TopTier shall be remitted by TTI to the headquarters office of TopTier, provided, however, that if TopTier requests TTI to remit any of such payments or any portion thereof directly to another office of TopTier, TTI shall comply with such requests to the extent practicable under Israel's foreign exchange regulations then applicable.

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       (d) TopTier shall at all times cause proper records and books of account to be kept with respect to the costs and expenses referred to in Paragraph (5)(a) hereof, and such records and books of account shall be available to TTI for review at such times as TTI may reasonably request during the period this Agreement is effective. TopTier agrees to keep all information disclosed by such review confidential and shall disclose that information only to those employees of TopTier who have a need to know.

  (7) TopTier shall cause all necessary and proper action to be taken in order to obtain all governmental approvals and licenses from the Israel foreign exchange, tax and other governmental authorities which may be required in order for TopTier to perform the services to be performed by them hereunder and to receive the service fee from TTI provided for in Paragraph (5) hereof.

  (8) TopTier shall cause to be paid all taxes and other duties or assessments which may be levied by any governmental authority with respect to the services to be performed by TopTier pursuant to this Agreement and/or on the service fees accruing and payable to TopTier pursuant to this Agreement.

  (9) This Agreement shall become effective as of the date first above written, and shall thereafter continue to be and remain effective until terminated as provided in Paragraph (10) hereof.

  (10) This Agreement may be terminated by either of the parties hereto by giving written notice to the other party of such termination not less than thirty days prior to the date on which such termination is to become effective; provided, however, that this Agreement shall be automatically terminated in the event that either party (a) becomes subject or party to proceedings in bankruptcy, winding-up or liquidation or to litigation which may lead to bankruptcy, winding-up or liquidation, (b) makes an assignment for the benefit of its creditors, or (c) contravenes any one or more of the provisions hereof.

       In addition, TTI may elect to terminate this agreement immediately, upon written notice to TopTier if TopTier engages in activities which, in the opinion of TTI, are detrimental to the interests of TTI.

  (11) Neither this Agreement nor any of the respective rights or obligations of the parties hereto shall be assignable in whole or in part without the consent in writing of the other party hereto, and such consent may be withheld wholly within the discretion of such other party.

  (12) This Agreement shall be governed by and interpreted and construed in accordance with the laws of the State of California of the United States of America.

  (13) Any controversy or claim arising out of or relating to this Agreement or the breach thereof, shall be decided solely by arbitration in accordance with the Commercial Rules of the American Arbitration Association then in effect. The site of the

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       arbitration shall be San Francisco, California. The initiating party shall indicate whether one or three arbitrators shall be used. Arbitrators shall be selected from the panels maintained by the American Arbitration Association ("AAA") as provided by the rules of the AAA. Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

  (14) This Agreement, including any attachments, constitutes the final expression of the understanding and agreement between the parties with respect to the subject matter hereof, is intended as a complete and exclusive statement of the terms of the parties' agreement, supersedes and cancels all previous agreements and understandings, either oral or in writing, between the parties to this Agreement, and is not subject to or entered into on the basis of any oral or written terms or representations other than those contained herein. Any modification or amendment of the terms and conditions of this Agreement will only be binding upon the parties if contained in writing and signed by or on behalf of both parties.



  IN WITNESS WHEREOF, each party hereto has executed this Agreement as of the date first above written.


                                     TopTier Software, Inc.

                                     /s/ Shai Agassi
                                     ______________________


                                     Top Tier Israel


                                     /s/ R. Agassi
                                     ______________________


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